Exhibit 99.1

FCC Authorizes WORLDSPACE Subsidiary to Launch AfriStar-2 Satellite

SILVER SPRING, Md., Jan. 4 /PRNewswire-FirstCall/—WORLDSPACE® Satellite Radio, (Nasdaq: WRSP—News), one of the world leaders in satellite-based digital radio services, yesterday received authorization from the Federal Communications Commission for its satellite operating subsidiary, AfriSpace, to launch and operate the AfriStar-2 satellite. The AfriStar-2 satellite is already constructed and is currently in storage in Toulouse, France. It is intended that, at the time AfriStar-2 is launched, it will be inserted into geosynchronous orbit at 21 degrees East Longitude. The satellite will be co- located with AfriStar-1, which has sufficient capacity to serve at least one linguistic market in Western Europe. AfriStar-2 will allow WORLDSPACE to expand its digital satellite radio services into Western Europe. It is also intended to serve as a replacement with respect to certain areas currently covered by AfriStar-1 when that satellite reaches the end of its operational life.

Since 1999, WORLDSPACE has offered fixed and portable satellite radio services in Western Europe via AfriStar-1. WORLDSPACE has priority rights throughout Europe, the Middle East and Africa to use the L band frequencies allocated by the International Telecommunication Union (ITU) for satellite radio. Currently, WORLDSPACE is developing a new mobile receiver for distribution to consumers in the European market. This new receiver, coupled with AfriStar-2’s additional broadcast capacity, will enable WORLDSPACE to offer a great variety of Euro-centric music, sports, news and talk radio programming to mobile and home subscribers throughout Western Europe.

Noah Samara, Chairman and CEO of WORLDSPACE, stated, “The FCC’s authorization is great news for us. It removes any uncertainty about having a license to operate AfriStar-2 and allows us to implement our European launch plan. This will give us expanded capacity to provide a focused satellite radio service to European markets in line with the company’s execution plans.”

In addition to granting this license, the Commission waived the requirement that WORLDSPACE pay a $3 million bond, because the orbital location and frequencies requested for AfriStar-2 are being used currently by AfriStar-1. For additional information, please see: http://hraunfoss.fcc.gov/edocs_public/attachmatch/DA-06-4A1.pdf

About WORLDSPACE, Inc.

WORLDSPACE® (Nasdaq: WRSP—News) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN, Virgin Radio UK, NDTV and RFI. WORLDSPACE’s satellites cover two-thirds of the globe with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage area. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, visit http://www.WORLDSPACE.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.